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                                                                      EXHIBIT 11

                      NEW ENGLAND BUSINESS SERVICE, INC.

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

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
                                                                YEAR ENDED
                                                               JUNE 28, 1997
                                                              -----------------
                                                                          FULLY
                                                              PRIMARY    DILUTED
                                                              -------    -------
SHARES
Weighted Average Shares of Common Stock................        13,397     13,397
Add:
  Common Stock Equivalents in the form of Stock
  Options..............................................           246        391
                                                              -------    -------
Weighted Average Common Stock and Common Stock
Equivalents............................................        13,643     13,788
                                                              =======    =======
EARNINGS
Earnings per Consolidated Statement of Income..........       $18,649    $18,649
                                                              =======    =======
Earnings per Share.....................................       $  1.37    $  1.35
                                                              =======    =======
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